UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/01/2012

Atlas Energy, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-32953

Delaware	43-2094238
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Park Place Corporate Center One
1000 Commerce Drive, Suite 400
Pittsburgh, PA 15275
(Address of principal executive offices, including zip code)

(412) 262-2830
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08.    Shareholder Director Nominations

On March 1, 2012, the board of directors of Atlas Energy GP, LLC, the general partner of Atlas Energy, L.P. ("ATLS"), approved April 26, 2012 as the date of the ATLS 2012 annual meeting of unitholders (the "Annual Meeting"). The board of directors also approved March 30, 2012 as the record date for unitholders entitled to notice of and to vote at the Annual Meeting.

Pursuant to the ATLS Second Amended and Restated Agreement of Limited Partnership, the due date for the provision of any qualified unitholder proposal or qualified unitholder nomination, including any notice on Schedule 14N, is March 12, 2012. ATLS currently intends to make its proxy material available beginning on or about April 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Energy, L.P.

Date: March 02, 2012	By:	/s/ Lisa Washington
Lisa Washington
Vice President, Chief Legal Officer and Secretary